Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-233392 and 333-248563) of International Money Express, Inc. (the Company) of our reports dated February 27, 2025, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

BDO USA, P.C.
Miami, Florida
February 27, 2025